UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2020

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On January 24, 2020, VistaGen Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement with certain accredited investors (the “Purchase Agreement”), pursuant to which the Company agreed to sell, in a self-placed registered direct offering, an aggregate of 3,870,077 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $0.71058 per share (the “Offering”). Concurrently with the Offering, and pursuant to the Purchase Agreement, the Company also commenced a private placement whereby it agreed to issue and sell warrants (the “Warrants”) exercisable for an aggregate of 3,870,077 unregistered shares of Common Stock (the “Warrant Shares”), which represents 100% of the shares of Common Stock sold in the Offering, with an exercise price of $0.73 per Warrant Share (the “Private Placement”).

The Warrants contain customary provisions allowing for adjustment to the exercise price and number of Warrant Shares issuable only in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. In addition, subject to limited exceptions, holders of the Warrants will not have the right to exercise any portion of their respective Warrants if the holder, together with any affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise. The Warrants are exercisable from any time after the six month anniversary of issuance (the “Initial Exercise Date”) and will expire on the fifth year anniversary of the Initial Exercise Date. The Warrants and the Warrants Shares have not been registered with the Securities and Exchange Commission.

The 3,870,077 shares of Common Stock sold in the Offering (but not the Warrants or the Warrant Shares) were offered and sold pursuant to a prospectus, dated September 30, 2019, and a prospectus supplement dated January 24, 2020, in connection with a takedown from the Company’s shelf registration statement (“Registration Statement”) on Form S-3 (File No. 333-234025).

The issuance and sale of the Warrants pursuant to the Purchase Agreement and the issuance and sale of the Warrant Shares upon exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Company expects to use the proceeds from the Offering for research and development expenses associated with continuing development of PH94B, PH10, AV-101, potential drug rescue candidates, and for other working capital and capital expenditures.

The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement and the Form of Warrant which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Disclosure Law Group, a Professional Corporation, relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Warrants and the Warrant Shares issuable upon exercise of the Warrants are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1	Form of Securities Purchase Agreement, dated January 24, 2020, between the Company and each purchaser named in the signature pages thereto
10.2	Form of Warrant
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: January 24, 2020	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer